                                                                      EXHIBIT 25

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305 (b)(2)

                               ----------------

                                 CITIBANK, N.A.
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   13-5266470
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

         399 PARK AVENUE, NEW YORK, NEW YORK                        10043
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                    (ZIP CODE)

                               ----------------

                            THE TIMES MIRROR COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                   95-4481525
           (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                 TIMES MIRROR SQUARE                                90053
               LOS ANGELES, CALIFORNIA                            (ZIP CODE)
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                   LIQUID YIELD OPTION(TM) NOTES (LYONS(TM))
                      (TITLE OF THE INDENTURE SECURITIES)

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

ITEM 1. GENERAL INFORMATION.

  Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

                NAME                                               ADDRESS
                ----                                               -------
        Comptroller of the Currency........................... Washington, D.C.
        Federal Reserve Bank of New York...................... New York, NY
         33 Liberty Street
         New York, NY
        Federal Deposit Insurance Corporation................. Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

      Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

ITEM 16. LIST OF EXHIBITS.

  List below all exhibits filed as a part of this Statement of Eligibility.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

    Exhibit 1--Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

    Exhibit 2--Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

    Exhibit 3--Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

    Exhibit 4--Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

    Exhibit 5--Not applicable.

    Exhibit 6--The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

    Exhibit 7--Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1997--attached)

    Exhibit 8--Not applicable.

    Exhibit 9--Not applicable.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 30th day of June, 1997.

                                          Citibank, N.A.


                                                   /s/ Kristine Prall
                                          By __________________________________
                                                     Kristine Prall
                                                      Trust Officer

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                CITIBANK, N.A.

OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF BUSINESS ON MARCH 31, 1997, PUBLISHED IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161. CHARTER NUMBER 1461 COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT.
                                    ASSETS

                                                                    THOUSANDS OF
                                                                      DOLLARS
 Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin..............  $  6,045,000
 Interest-bearing balances........................................    13,753,000
 Held-to-maturity securities......................................             0
 Available-for-sale securities....................................    28,164,000
 Federal funds sold and...........................................
 securities purchased under agreements to resell..................     8,655,000
 Loans and lease financing receivables:
 Loans and Leases, net of unearned income.............$144,695,000
 LESS: Allowance for loan and lease losses...............4,252,000
 Loans and leases, net unearned income, allowance, and reserve....   140,443,000
 Trading assets...................................................    29,022,000
 Premises and fixed assets (including capitalized leases).........     3,498,000
 Other real estate owned..........................................       788,000
 Investments in unconsolidated subsidiaries and associated
  companies.......................................................     1,240,000
 Customers' liability to this bank on acceptances outstanding.....     2,196,000
 Intangible assets................................................       145,000
 Other assets.....................................................     8,018,000
                                                                    ------------
 TOTAL ASSETS.....................................................  $241,967,000
                                                                    ============
                                  LIABILITIES
 Deposits:
 In domestic offices..............................................  $ 35,600,000
 Noninterest-bearing...................................$11,892,000
 Interest-bearing.......................................23,708,000
 In foreign offices, Edge and Agreement subsidiaries, and IBF's...   133,267,000
 Noninterest-bearing....................................10,371,000
 Interest bearing......................................122,896,000
 Federal funds purchased and securities sold under agreements to
  repurchase......................................................     6,959,000
 Trading liabilities..............................................    22,107,000
 Other borrowed money (includes mortgage indebtedness and
  obligations under capitalized leases):
 With a remaining maturity of one year or less....................     7,949,000
 With a remaining maturity of more than one year..................     3,273,000
 Bank's liability on acceptances executed and outstanding.........     2,239,000
 Subordinated notes and debentures................................     4,700,000
 Other liabilities................................................     9,267,000
                                                                    ------------
 TOTAL LIABILITIES................................................  $225,361,000
                                                                    ============
                                EQUITY CAPITAL
 Perpetual preferred stock and related surplus....................             0
 Common stock.....................................................  $    751,000
 Surplus..........................................................     7,264,000
 Undivided profits and capital reserves...........................     8,619,000
 Net unrealized holding gains (losses) on available-for-sale
  securities......................................................       582,000
 Cumulative foreign currency             translation adjustments..      (610,000)
                                                                    ------------
 TOTAL EQUITY CAPITAL.............................................  $ 16,606,000
                                                                    ============
 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY
  CAPITAL.........................................................  $241,967,000
                                                                    ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                                ROGER W. TRUPIN
                                                                     CONTROLLER
We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that is has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                                                PAUL J. COLLINS
                                                                   JOHN S. REED
                                                              WILLIAM R. RHODES
                                                                      DIRECTORS